Exhibit 99.1

News Announcement                 For Immediate Release

NEXSTAR BROADCASTING FOURTH QUARTER NET

REVENUE RISES 30.8% TO A RECORD $252.3 MILLION

Net Revenue Growth and 4Q Operating Income of $67.3 Million Drives Record 4Q BCF

of $104.6 Million, Adjusted EBITDA of $93.0 Million, and Free Cash Flow of $69.0 Million

Record Full Year Operating Income of $206.1 Million, Adjusted EBITDA

of $305.1 Million and Free Cash Flow of $208.2 Million

Nexstar Establishes Guidance for 2016/2017

IRVING, Texas – February 25, 2016 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar” or “the Company”) today reported record financial results for the fourth quarter and full year ended December 31, 2015 as summarized below.

Summary 2015 Fourth Quarter and Full Year Highlights

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in thousands)	2015	2014	Change	2015	2014	Change
Local Revenue	$102,780	$77,219	+33.1%	$369,313	$279,150	+32.3%
National Revenue	$41,337	$31,094	+32.9%	$153,607	$109,930	+39.7%
Core Revenue	$144,117	$108,313	+33.1%	$522,920	$389,080	+34.4%

Political Revenue	$7,887	$35,366	(77.7)%	$12,716	$64,294	(80.2)%
Retransmission Fee Revenue	$81,695	$44,134	+85.1%	$298,023	$154,963	+92.3%
Digital Media Revenue	$29,283	$14,231	+105.8%	$89,902	$46,692	+92.5%
Other	$1,398	$1,232	+13.5%	$5,384	$4,514	+19.3%
Trade and Barter Revenue	$12,385	$8,756	+41.4%	$47,100	$31,214	+50.9%
Gross Revenue	$276,765	$212,032	+30.5%	$976,045	$690,757	+41.3%
Less: Agency Commissions	$24,503	$19,228	+27.4%	$79,668	$59,446	+34.0%
Net Revenue	$252,262	$192,804	+30.8%	$896,377	$631,311	+42.0%

Gross Revenue Excluding Political	$268,878	$176,666	+52.2%	$963,329	$626,463	+53.8%

Income from Operations	$67,346	$68,899	(2.3)%	$206,107	$173,237	+19.0%

Broadcast Cash Flow(1)	$104,587	$94,500	+10.7%	$349,966	$269,908	+29.7%
Broadcast Cash Flow Margin(2)	41.5%	49.0%		39.0%	42.8%

Adjusted EBITDA(1)	$92,996	$85,611	+8.6%	$305,110	$234,734	+30.0%
Adjusted EBITDA Margin(2)	36.9%	44.4%		34.0%	37.2%

Free Cash Flow(1)	$68,979	$65,231	+5.7%	$208,244	$159,734	+30.4%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 5, while reconciliations are included on page 9.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, “Nexstar’s strong fourth quarter and full year financial results mark the conclusion of another successful and active year of growth for the Company.  Nexstar generated record fourth quarter and full year revenue, BCF, Adjusted EBITDA and free cash flow, all of which exceeded consensus expectations.  During 2015, we completed or entered into agreements to strategically expand our operating base, in accretive transactions, to 104 full power stations while driving robust retransmission distribution fee and digital media revenue growth.  In addition, we returned over $2.34 per share to shareholders in 2015 through quarterly cash dividends and opportunistic share repurchases while lowering our leverage ratio from year-end 2014 levels.

“With 2015 actual free cash flow of approximately $6.80 per share, our near- and long-term path to growth and the enhancement of shareholder value remains on plan and we will achieve our fifth consecutive year of record financial results in 2016. Nexstar’s 2016 financial growth will reflect our expanded scale, new operating efficiencies and synergies related to recent and to-be-completed acquisitions, the 2015 renewal of a significant number of retransmission consent agreements, an expansion of our digital media initiatives and the return of the political cycle and highly rated special event programming such as the Rio 2016 summer Olympics.

“Reflecting these factors, we are initiating a pro-forma 2016/2017 free cash flow projection for legacy Nexstar of approximately $250 million of average annual free cash flow, or average pro-forma free cash flow of approximately $8.15 per share per year.  Our disciplined operating and cost management practices, revenue diversification initiatives and the success we are achieving in identifying, financing and integrating accretive acquisitions all contribute to Nexstar’s consistent industry out-performance. With our long-term strategic focus on completing accretive transactions that expand our scale and free cash flow growth, we were delighted to announce last month that we reached a definitive agreement to acquire Media General.  The combined entity will be named Nexstar Media Group to highlight our broadened base of local operations and capabilities as the transaction will increase Nexstar’s broadcast portfolio by approximately two thirds and more than double our audience reach while presenting opportunities related to the increased scale and complementary nature of the combined digital media operations which we intend to aggressively manage to profitability.

“Financially, the Media General transaction is expected to more than double our revenue and adjusted EBITDA, will be immediately accretive upon closing and will result in over $500 million of average annual free cash flow which we intend to allocate to leverage reduction, additional strategic growth investments and the return of capital to shareholders.  Nexstar Media Group’s annual free cash flow per share is expected to approximate $11.15 per year over the 2016/2017 period, and we initially plan to allocate free cash flow to leverage reduction with a target of approximately 4.5x covenant leverage by year end 2016 – a level only slightly higher than where we ended 2015. Nexstar has committed financing for the transaction and has made all required FCC and other regulatory applications, and subject to securing approvals we expect to complete the transaction late in the third quarter/early in the fourth quarter of 2016.

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“Fourth quarter results benefited from accretive station and digital media acquisitions completed in late 2014 and early 2015, our revenue diversification initiatives, and ongoing focus on building new local direct advertising.  Fourth quarter core ad revenue rose 33.1% which was complemented by an 85.1% rise in retransmission fee revenue and a 105.8% increase in digital media revenue which collectively more than offset the impact of a $27.5 million, or 77.7%, year-over-year reduction in political revenue.

“In addition to the strong core ad revenue growth, total combined fourth quarter retransmission fee and digital media revenue rose 90.1% to $111.0 million, representing nearly 45% of 2015 fourth quarter net revenue.  By comparison, total fourth quarter retransmission fee and digital media revenue comprised 30.3% of total net revenues in the year-ago period and 24.2% of fourth quarter net revenue in 2013.

“The rise in fourth quarter station direct operating expenses (net of trade expense) and SG&A primarily reflects higher variable costs related to the significant increase in core revenues and the operation of 33 stations acquired since late 2014.  The $2.7 million increase in corporate expense was consistent with our expectations and includes approximately $2.6 million in non-recurring expenses associated with professional fees and recently announced strategic transactions.  Notwithstanding these one-time expenses, fourth quarter adjusted EBITDA grew 8.6% while fourth quarter 2015 free cash flow was up 5.7% over the prior year despite the nearly $28 million decline in political revenue.

“Throughout 2015 and in the fourth quarter, Nexstar actively executed its long-term strategy to identify and structure accretive transactions that expand our operating and revenue base to drive free cash flow growth.  In November, Nexstar entered into a definitive agreement to acquire the assets of three CBS- and one NBC-affiliated television stations in West Virginia for $130.0 million in a transaction that is expected to be immediately accretive to Nexstar’s free cash flow upon closing later this year.  Earlier this year we completed another previously announced accretive acquisition of four CBS-affiliated stations in North Dakota.

“For Nexstar, the fourth quarter marked a strong end to what was already a record year of free cash flow.  As we begin to benefit from what are expected to be record levels of political advertising in 2016, the ongoing, staggered renewal of our retransmission consent agreements and completion of smaller transactions announced in the second half of 2015, we have excellent visibility to delivering on or exceeding our free cash flow targets and a clear path for the continued near- and long-term enhancement of shareholder value. With significant and growing free cash flow and the closing of the acquisition of Media General expected in late Q3/early Q4, Nexstar is positioned with the financial capacity and flexibility to reduce leverage while returning capital to shareholders and in January we announced a 26.3% increase in the amount of our quarterly cash dividend.”

The consolidated debt of Nexstar and its wholly owned subsidiaries, Mission Broadcasting, Inc. and Marshall Broadcasting Group, Inc. at December 31, 2015, was $1,476.2 million including senior secured debt of $684.2 million.  The Company’s total net leverage ratio at December 31, 2015 was 4.32x compared to a total permitted leverage covenant of 6.75x. The Company’s first lien net leverage ratio at December 31, 2015 was 1.94x compared to the covenant maximum of 4.00x.

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The table below summarizes the Company’s debt obligations:

($ in millions)	12/31/2015	12/31/2014(1)
Revolving Credit Facilities	$2.0	$5.5
First Lien Term Loans	$682.2	$696.0
6.875% Senior Unsecured Notes	$519.8	$518.9
6.125% Senior Unsecured Notes	$272.2	$-
Total Debt	$1,476.2	$1,220.4

Cash on Hand	$43.4	$131.9

(1)

The Company early adopted a recent accounting standard related to the presentation of debt financing costs in its consolidated balance sheets which requires cost to third parties that are directly attributable to issuing a debt instrument to be presented as a direct deduction from the carrying value of debt as opposed to an asset. As such the amounts previously reported as debt as of December 31, 2014 were decreased by a total of $15.8 million.

Nexstar Enters into Definitive Agreement to Acquire Media General

On January 27, 2016, Nexstar and Media General, Inc. announced a definitive agreement whereby Nexstar will acquire all outstanding shares of Media General for $10.55 per share in cash and 0.1249 of a share of Nexstar Class A common stock for each Media General share.  The agreement includes potential additional consideration in the form of a contingent value right ("CVR") entitling Media General shareholders to net cash proceeds as received from the sale of Media General's spectrum in the Federal Communication Commission’s upcoming Incentive Auction, reduced to account for the indirect benefit former Media General shareholders will receive as shareholders in the combined company from (i) the net proceeds from the disposition of Nexstar’s spectrum in the Incentive Auction and (ii) the net proceeds from the disposition of Media General’s spectrum in the Incentive Auction.

The transaction will enable Nexstar and Media General shareholders to participate in the near- and long-term upside of a pure-play broadcasting company with expanded audience reach, a more diversified portfolio, and a significantly stronger financial profile, including substantial free cash flow per share, led by a proven broadcast and digital media management team.

The transaction, expected to close late in the third quarter/early in the fourth quarter of 2016, has been unanimously approved by the boards of directors of both companies and is subject to a vote by stockholders of Media General and Nexstar, FCC approval and other regulatory approvals (including expiration of the applicable Hart-Scott-Rodino waiting period) and other customary closing conditions. The merger is not subject to any financing condition and Nexstar has received committed financing totaling $4.7 billion from BofA Merrill Lynch, Credit Suisse and Deutsche Bank to provide the debt financing to consummate the merger and the refinancing of certain of the existing indebtedness of Nexstar, Media General and certain of their variable interest entities (with such amount to be reduced by proceeds from asset sales required by FCC).

BofA Merrill Lynch is acting as financial advisor and Kirkland & Ellis LLP is acting as legal counsel to Nexstar in connection with the proposed transaction.

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Nexstar Broadcasting Group, 2/25/16

Fourth Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/457-2552, conference ID 1666314 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal and non-cash representation contract termination fee, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, non-cash compensation expense and non-cash representation contract termination fee, less payments for broadcast rights, cash interest expense, capital expenditures and net operating cash income taxes.

Broadcast cash flow, Adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 104 full power television stations reaching 62 markets or approximately 18.1% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

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Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provide sales and other services to 171 television stations and their related low power and digital multicast signals reaching 100 markets or approximately 39% of all U.S. television households. For more information please visit www.nexstar.tv.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with the Agreement and Plan of Merger, by and between Nexstar Broadcasting Group, Inc. (“Nexstar”), Media General, Inc. (“Media General”) and Neptune Merger Sub, Inc.  (“Merger Sub”), Nexstar and Media General intend to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 to be filed by Nexstar that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS OF NEXSTAR AND MEDIA GENERAL ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Nexstar or Media General through the web site maintained by the SEC at http://www.sec.gov.  In addition, the joint proxy statement/prospectus (when finalized) will be mailed to stockholders of Nexstar and Media General.

Certain Information Regarding Participants

Nexstar and Media General and their respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names and interests of Nexstar’s directors and executive officers in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and Nexstar’s proxy statement for the 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. Information about Media General’s directors and executive officers is available in Media General’s definitive proxy statement, dated March 13, 2015, for its 2015 annual meeting of shareholders. These documents can be obtained free of charge from the web site indicated above. Additional information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus that Nexstar will file with the SEC when it becomes available.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome and benefits of any possible transaction between Nexstar and Media General and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses,

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involve risks and uncertainties, and are subject to change based on various important factors, including the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Media General (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Media General’s and Nexstar’s filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group, 2/25/16

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net revenue	$252,262	$192,804	$896,377	$631,311

Operating expenses:
Corporate expenses	11,591	8,889	44,856	35,174
Direct operating expenses, net of trade	79,674	48,960	293,288	178,781
Selling, general and administrative expenses, excluding corporate	50,617	38,052	187,624	140,255
Trade and barter expense	12,378	8,874	46,651	31,333
Depreciation	11,972	9,247	47,222	35,047
Amortization of intangible assets	12,827	7,153	48,475	25,850
Amortization of broadcast rights, excluding barter	5,857	2,730	22,154	11,634
Total operating expenses	184,916	123,905	690,270	458,074
Income from operations	67,346	68,899	206,107	173,237

Interest expense, net	(20,440)	(15,920)	(80,520)	(61,959)
Other expenses	(134)	(129)	(517)	(627)
Income before income taxes	46,772	52,850	125,070	110,651
Income tax expense	(19,356)	(22,001)	(48,687)	(46,101)
Net income	27,416	30,849	76,383	64,550
Net (income) loss attributable to noncontrolling interests	(242)	-	1,301	-
Net income attributable to Nexstar	$27,174	$30,849	$77,684	$64,550

Basic net income per common share attributable to Nexstar	$0.89	$1.00	$2.50	$2.10
Basic weighted average number of common shares outstanding	30,622	30,962	31,100	30,774

Diluted net income per common share attributable to Nexstar	$0.86	$0.96	$2.42	$2.02
Diluted weighted average number of common shares outstanding	31,580	32,102	32,091	32,003

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Nexstar Broadcasting Group, Inc.

Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)

UNAUDITED

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Broadcast Cash Flow and Adjusted EBITDA:	2015	2014	2015	2014

Income from operations	$67,346	$68,899	$206,107	$173,237

Add:
Depreciation	11,972	9,247	47,222	35,047
Amortization of intangible assets	12,827	7,153	48,475	25,850
Amortization of broadcast rights, excluding barter	5,857	2,730	22,154	11,634
Loss on asset disposal, net	1,187	499	2,109	638
Corporate expenses	11,591	8,889	44,856	35,174
Non-cash representation contract termination fee	-	-	1,516	353

Less:
Payments for broadcast rights	6,193	2,917	22,473	12,025

Broadcast cash flow	104,587	94,500	349,966	269,908
Margin %	41.5%	49.0%	39.0%	42.8%

Less:
Corporate expenses	11,591	8,889	44,856	35,174

Adjusted EBITDA	$92,996	$85,611	$305,110	$234,734
Margin %	36.9%	44.4%	34.0%	37.2%

Nexstar Broadcasting Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

UNAUDITED

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Free Cash Flow:	2015	2014	2015	2014

Income from operations	$67,346	$68,899	$206,107	$173,237

Add:
Depreciation	11,972	9,247	47,222	35,047
Amortization of intangible assets	12,827	7,153	48,475	25,850
Amortization of broadcast rights, excluding barter	5,857	2,730	22,154	11,634
Loss on asset disposal, net	1,187	499	2,109	638
Non-cash compensation expense	2,885	2,114	11,400	7,598
Non-cash representation contract termination fee	-	-	1,516	353

Less:
Payments for broadcast rights	6,193	2,917	22,473	12,025
Cash interest expense	19,444	15,161	76,768	59,167
Capital expenditures	6,321	6,478	25,397	20,300
Operating cash income taxes, net of refunds(1)	1,137	855	6,101	3,131

Free cash flow	$68,979	$65,231	$208,244	$159,734

(1)	Excludes the payment of $23.0 million in taxes during 2015 related to tax liabilities assumed in or resulting from various station acquisitions and sales.

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